UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2007

HARRY & DAVID OPERATIONS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-128870	20–0884389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 South Pacific Highway, Medford, OR	97501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (541) 864-2362

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 27, 2007, Harry & David Operations Corp. (the “Company”) and its Jackson & Perkins Operations subsidiary completed the previously announced sale of approximately 3,200 acres in Wasco, California, and associated buildings and equipment, to Wasco Real Properties I, LLC and Wasco Real Properties II, LLC for $29 million in cash. The land assets were used by the Company for its Jackson & Perkins rose growing operations.

On April 10, 2007, the Company sold its Jackson & Perkins business, including the direct marketing and wholesale businesses, the Jackson & Perkins® brand, catalog, e-commerce website and associated inventory, including its premium rose plants, horticultural products and home and garden décor, as well as its direct marketing and wholesale customer lists and relationships, to an investment group led by Donald and Glenda Hachenberger. In connection with this sale, the Company will provide certain transitional services, including agricultural and horticultural services through the end of June 2007, certain wholesale operational services during 2007, and certain direct marketing operational services and rose fulfillment through the end of June 2008.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The pro forma financial information that is required pursuant to this Item 9.01(b) will be filed by amendment not later than 71 calendar days as of the date that this initial report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Document
99.1	Press release dated May 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harry & David Operations Corp.

Date: May 2, 2007

	By:	/s/ Stephen V. O’Connell
	Name:	Stephen V. O’Connell
	Title:	Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press release dated May 2, 2007.